EXHIBIT 10.5.5

FIFTH AMENDMENT TO

MORTGAGE PARTNERSHIP FINANCE®

SERVICES AGREEMENT

THIS FIFTH AMENDMENT TO SERVICES AGREEMENT (the “Amendment”) is made as of the 5th day of November, 2003, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF PITTSBURGH (the “Pittsburgh Bank”).

RECITALS:

WHEREAS, the Pittsburgh Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Services Agreement dated as of April 30, 1999, and amended by a First Amendment dated May 8, 2000, a Second Amendment dated May 19, 2000, Third Amendment dated February 1, 2001, Fourth Amendment dated October 1, 2003, and two supplemental letters dated May 16, 2000 and August 21, 2000 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE Program available to members of the Pittsburgh Bank; and

WHEREAS, the Pittsburgh Bank desires to enter into a Three Billion Dollar ($3,000,000,000) MPF Plus Master Commitment, bearing Number 7977 (“MC 7977”) with National City Bank of Pennsylvania (“Nat City”); and

WHEREAS, the parties have agreed that the Pittsburgh Bank will retain a 75% interest in MC 7977 and will transfer a 25% Participation Share to the MPF Provider under MC 7977, subject to the terms and conditions of this Amendment. Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement, which includes those terms defined in the PFI Agreement and the Guides and by reference included in the Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1. Section 7.1.1 of the Agreement is hereby amended with respect to the MC 7977 only, but not with respect to any other Master Commitments, so that the Pittsburgh Bank may elect (i) to exercise the Liquidity Option granted by Section 7.1.1, and expressly include MC 7977 in its Liquidity Option notice, in which case the MPF Provider will deactivate MC 7977 for the remainder of the Business Day, (ii) to exercise the Liquidity Option granted by Section 7.1.1, and expressly exclude MC 7977 from its Liquidity Option notice, or (iii) to give a Liquidity Option notice solely for MC 7977 for the Business Day as provided in the FHLB Guide, in which case the MPF Provider will deactivate MC 7977 for the remainder of the Business Day. If Nat City requests any Delivery Commitments under MC 7977 after the Pittsburgh Bank has delivered a Liquidity Option notice that pertains to or includes MC 7977, the MPF Provider shall inform Nat City that MC 7977 has been deactivated at the request of the Pittsburgh Bank.

2. The Pittsburgh Bank agrees that it will not approve the PFI exceeding the monthly maximum for all Conventional Loans of $650 Million set forth in Section 10 of the Addendum to MC 7977, without first obtaining the written agreement of the MPF Provider. Further, the Pittsburgh Bank agrees that in the event the PFI breaches the representation and warranty in said

Section 10 and the Bank requires the repurchase of any Mortgage due to such breach, the Pittsburgh Bank will reimburse the MPF Provider for its pro rata share of the Loan Repurchase Amount as calculated in accordance with Chapter 24.3.2 of the Origination Guide without regard to whether the Pittsburgh Bank ever receives or collects the Loan Repurchase Amount from the PFI with respect to each such Mortgage.

3. The Pittsburgh Bank agrees to require Nat City to contact the Pittsburgh Bank prior to requesting the issuance of any Delivery Commitment issued under MC 7977, and to obtain the Pittsburgh Bank’s approval for such Delivery Commitment. Further, the parties agree that the MPF Provider shall be entitled to presume that Nat City has obtained the Pittsburgh Bank’s prior approval whenever Nat City requests a Delivery Commitment under MC 7977.

4. Except for the amendments contained in this Amendment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF PITTSBURGH

By:	/s/ Thomas D. Sheehan	By:	/s/ William Batz
Name: Title:	Thomas D. Sheehan Senior Vice President	Name:
Title:

		By:	/s/ James D. Roy
Name:
Title:

MORTGAGE PARTNERSHIP FINANCE® and MPR® are registered trademarks of the Federal Home Loan Bank of Chicago.

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